Exhibit 99(b)

                         PIONEER FINANCIAL SERVICES, INC.
                  AND CONNECTICUT NATIONAL LIFE INSURANCE COMPANY

           PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


  The following pro forma combined condensed balance sheet as of December 31, 1994 and the pro forma combined condensed statement of income for the year then ended give effect to the January 31, 1995 acquisition of all of the outstanding shares of stock of Connecticut National Life Insurance Company
  (CNL) by Manhattan National Life Insurance Company, a wholly-owned subsidiary of Pioneer Financial Services, Inc. (PFS). The pro forma balance sheet was prepared as if the acquisition had occurred on December 31, 1994 and the pro forma income statement was prepared as if the acquisition had occurred as of the beginning of the year then ended. The pro forma information is based on the historical financial statements of CNL and PFS, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments as presented in accompanying notes to the pro forma financial statements.

  The pro forma financial statements have been prepared by PFS management based upon the historical financial statements of CNL included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of CNL contained elsewhere herein and PFS's Annual Report on Form 10-K for the year ended December 31, 1994.




































              PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
                                 DECEMBER 31, 1994

                                        AS REPORTED       PRO FORMA    PRO FORMA
                                      PFS        CNL     ADJUSTMENTS   COMBINED
                                   --------   --------   -----------   ---------
  ASSETS                                            (In Thousands)
    Investments                    $723,837   $274,075  ($15,000)(1)  $982,912
    Cash                              8,612     16,371    (7,340)(1)    16,643
                                                          (1,000)(3)
    Premiums receivable,
      less allowance for
      doubtful accounts              20,102      2,069         -        22,171
    Amounts on deposit and
      due from reinsurers            41,426     87,099     1,000 (3)   129,525
    Accrued investment income         8,873      4,366         -        13,239
    Deferred acquisition costs      225,618     16,015   (16,015)(2)   226,837
                                                           1,219 (2)

    Land, building and equipment     20,314        -           -        20,314
    Deferred federal income taxes     7,262        -           -         7,262
    Other assets                     19,656        469         -        20,125
                                 ----------   --------  --------    ----------

                                 $1,075,700    $400,464 ($37,136)   $1,439,028
                                 ==========   ========  ========    ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
    Policy Liabilities:
      Future policy benefits       $620,562   $351,848 $       -      $972,410
      Unearned premiums and income   76,266     23,639   (23,123)(2)    76,782
      Claims and other              171,780      1,291         -       173,071
                                 ----------   --------  --------    ----------

                                    868,608    376,778   (23,123)    1,222,263

    General and other liabilities    37,042      4,870     3,500 (2)    45,055
                                                            (357)(3)
    Short-term notes payable         20,093        -     (13,393)(1)     6,700
    Convertible subordinated debt
      and long-term notes payable    59,947        -      13,393 (1)    75,000
                                 ----------   --------  --------    ----------

  Total Liabilities                 985,690    381,648   (18,320)    1,349,018
  Redeemable Preferred Stock         21,682        -           -        21,682

  Stockholders' Equity

    Common stock, par value           6,996      2,520    (2,520)(4)     6,996
    Additional paid-in capital       29,299     72,407   (72,407)(4)    29,299
    Unrealized gain (loss) of
      equity securities and debt
      securities available for sale,
      less deferred federal income
      taxes and amounts reinsured    (7,193)       186      (186)(4)    (7,193)
    Retained earnings (deficit)      48,960    (56,297)   56,297 (4)    48,960
    Less treasury stock at cost      (9,734)      -            -        (9,734)


  Total Stockholders' Equity         68,328     18,816   (18,816)       68,328
                                 ----------   --------  --------    ----------
                                 $1,095,700   $400,464  $(37,136)   $1,439,028
                                 ==========   ========  ========    ==========



             PRO FORMA COMBINED CONDENSED INCOME STATEMENT (UNAUDITED)
                       FOR THE YEAR ENDED DECEMBER 31, 1994

                                        AS REPORTED       PRO FORMA    PRO FORMA
                                      PFS        CNL     ADJUSTMENTS   COMBINED
                                   --------   --------   -----------   ---------
                               (In Thousands except share and per share amounts)

  INCOME

    Premiums policy  charges     $  704,109   $ 20,423     $   -    $  724,532
    Net investment income            42,786     15,197      (630)(5)    57,059
                                                            (294)(5)
    Realized gains and other         27,260         68         -        27,328
                                 ----------   --------  --------    ----------

  Total income                      774,155     35,688      (924)      808,919

  BENEFITS AND EXPENSES

    Benefits                        450,196     20,833         -       471,029
    Insurance and general expenses  192,810      8,503         -       201,313
    Interest expense                  5,054        -         750 (5)     5,937
                                                             133 (5)
    Amortization of deferred
      acquisition costs             100,073      3,080         -       103,153
                                 ----------   --------  --------    ----------

  Total Benefits and Expenses       748,133     32,416       883       781,432
                                 ----------   --------  --------    ----------

  INCOME BEFORE INCOME TAXES         26,022      3,272    (1,807)       27,487

  Federal Income Taxes                8,873        600      (633)(5)     8,840
                                 ----------   --------  --------    ----------

  NET INCOME                         17,149      2,672    (1,174)       18,647

  Preferred Stock Dividends           1,904        -           -         1,904
                                 ----------   --------  --------    ----------

  Net Income applicable to common
  stockholders                      $15,245     $2,672   ($1,174)      $16,743
                                 ==========   ========  ========    ==========

  NET INCOME PER SHARE
    Primary                           $2.36                              $2.58
    Fully Diluted                      1.58                               1.70

  AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING
    Primary                       6,459,063                          6,459,063
    Fully Diluted                12,734,147                         12,734,147













                       NOTES TO PRO FORMA COMBINED CONDENSED
                               FINANCIAL STATEMENTS
                                    (UNAUDITED)

  (1) PFS acquired all of the outstanding shares of CNL for approximately $24 million. This consideration took the form of a $1.66 million note (the "GFC Note") issued to CNL's former parent company, GRENEL Financial Corporation ("GFC"), cash of $21.971 million and acquisition costs paid for out of operating funds totalling $369,000.

  To finance the cash portion of the purchase price, PFS borrowed $15 million pursuant to a bank credit facility (the "Acquisition Note") and used corporate funds of $7.34 million for the balance. The Acquisition Note was issued in December 1994 in anticipation of the acquisition and the proceeds were invested in short term investments. Accordingly, pro forma adjustments have been made to reduce short term investments by $15 million and cash by $7.34 million. In addition, pro forma adjustments have been made to reclassify the long term portion of the Acquisition Note ($13.393 million).

  The Acquisition Note matures five years after the closing of the acquisition and requires quarterly principal payments of $536,000, beginning April 30, 1995.

  (2) Under purchase accounting, CNL's assets and liabilities are required to be adjusted to their estimated fair value. The estimated fair value adjustments have been determined by PFS based on available information, and
  may change as additional information becomes available.   The following are
  the pro forma adjustments made:


         Increase (Decrease) in Net Assets          December 31, 1994
         ---------------------------------         -----------------
                                                      (In Thousands)

         Shareholder's Equity as reported by CNL          $18,816

         Adjustments:
         A.  Eliminate unearned income on
         reinsurance contracts and unearned front
         end fees on life insurance contracts              23,123

         B.  Eliminate deferred policy
         acquisition costs.                               (16,015)
         C.  Record present value of future
         profits of business acquired                       1,219

         D.  Record assumption of employee
         severance and lease and pension plan              (3,500)
         disposition costs

         E.  Elimination of Empire mortality
         reinsurance liability (Note 3)                       357
                                                          -------

         Total Purchase Price                             $24,000
                                                          =======

  (3) PFS modified a previously existing automatic reinsurance arrangement between CNL and one of GFC's parent companies, The Empire Life Insurance Company (Empire). Under the terms of the modified agreement (Modification), PFS deposited $1 million (Deposit) with Empire and will pay Empire premiums to limit mortality losses, as defined. To the extent cumulative mortality losses exceed premiums by an amount up to $1 million, the Deposit will be used to fund the losses; Empire will fund the excess of cumulative losses over premiums greater than $1 million. The modification eliminated any previously accumulated gains or losses through the date immediately prior to the closing. Therefore, pro forma adjustments have been made to reflect the Deposit and to give effect to the elimination of the liability of $357,000 to Empire previously reported by CNL.

       CNL also entered into a reinsurance agreement with Reassurance Company of Hanover (see footnote 6 to CNL's financial statements attached hereto as Exhibit 99(a)).

  (4) Reflects the elimination of CNL's historical stockholder's equity amounts.

  (5) For purposes of determining the pro forma effect of the CNL acquisition on the PFS consolidated statement of income, the following pro forma adjustments have been made:


                                                      December 31,1994
                                                     ----------------
         Increase (Decrease) in Income                 (In Thousands)
         -----------------------------

         A.  Interest expense on the Acquisition
         Note at 5%                                           $(750)

         B.  Decrease in investment income due to              (630)
         maintaining certificates of deposit
         pursuant to the Acquisition Note

         C.  Interest expense on the GFC Note at 8%            (133)

         D.  Decrease in investment income due to
         utilization of cash and equivalents to
         fund the acquisition (assumed return on               (294)
         short term investments of 4.0%)

         E.  Change in tax provision due to A
         through D above                                        633

                                                            -------

                                                            $(1,174)
                                                            =======

  Pursuant to the terms of the credit facility providing for the Acquisition Note, so long as PFS maintains an investment in certificates of deposit of at least $15.0 million with the lender under the Acquisition Note, the Acquisition Note will bear interest at 2% above the certificate of deposit interest rate. At December 31, 1994, the rate on the Acquisition Note was 5% (see Item A above). Item B reflects the decrease in investment income resulting from maintaining this certificate of deposit. PFS has assumed a rate of return on its other investments of 7.2% and a 3% return on the certificate of deposit. Therefore, the decrease in investment income resulting from maintaining $15.0 million in certificates of deposit is $630,000.

  The GFC Note bears interest at a rate related to the average earnings on a mortgage loan and real estate portfolio acquired by PFS as part of the acquisition. This rate was 8% for the fiscal year ended December 31, 1994.